MONMOUTH REAL ESTATE INVESTMENT CORPORATION

JUNIPER BUSINESS PLAZA

3499 ROUTE 9 NORTH, SUITE 3-D

FREEHOLD, NEW JERSEY 07728

A Public REIT Since 1968

INTERNET:	(732) 577-9996	EMAIL:
www.mreic.reit	FAX: (732) 577-9981	mreic@mreic.com

FOR IMMEDIATE RELEASE	January 26, 2017

Contact: Susan Jordan
732-577-9996

MONMOUTH REAL ESTATE ANNOUNCES TAX TREATMENT

FOR 2016 DISTRIBUTIONS

FREEHOLD, NJ, JANUARY 26, 2017……Monmouth Real Estate Investment Corporation (NYSE:MNR) today announced the tax treatment of its 2016 distributions. The following tables summarize, for income tax purposes, the nature of cash distributions paid to stockholders of Monmouth’s common and preferred shares during the calendar year ended December 31, 2016.

Common - CUSIP 609720107

Shown as Dollars ($)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)
3/15/16	$0.160000	$0.085183	$0.008424	$0.000000	$0.066393
6/15/16	$0.160000	$0.088488	$0.002543	$0.000000	$0.068969
9/15/16	$0.160000	$0.073326	$0.029522	$0.000000	$0.057152
12/15/16	$0.160000	$0.085886	$0.007173	$0.000000	$0.066941
TOTAL	$0.640000	$0.332883	$0.047662	$0.000000	$0.259455

Shown as a Percentage (%)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)
3/15/16	$0.160000	53.239375%	5.265000%	0%	41.495625%
6/15/16	$0.160000	55.305000%	1.589375%	0%	43.105625%
9/15/16	$0.160000	45.828750%	18.451250%	0%	35.720000%
12/15/16	$0.160000	53.678750%	4.483125%	0%	41.838125%
TOTAL	$0.640000	52.012969%	7.447187%	0%	40.539844%

7.625% Series A Cumulative Redeemable Preferred - CUSIP 609720206

Shown as Dollars ($)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)
3/15/16	$0.476563	$0.429947	$0.046616	$0.000000	$0.000000
6/15/16	$0.476563	$0.462134	$0.014429	$0.000000	$0.000000
9/15/16	$0.476563	$0.304773	$0.171790	$0.000000	$0.000000
12/15/16	$0.232990	$0.219848	$0.013142	$0.000000	$0.000000
TOTAL	$1.662679	$1.416702	$0.245977	$0.000000	$0.000000

Shown as a Percentage (%)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)
3/15/16	$0.476563	90.218292%	9.781708%	0%	0%
6/15/16	$0.476563	96.972279%	3.027721%	0%	0%
9/15/16	$0.476563	63.952300%	36.047700%	0%	0%
12/15/16	$0.232990	94.359415%	5.640585%	0%	0%
TOTAL	$1.662679	85.205984%	14.794016%	0%	0%

7.875% Series B Cumulative Redeemable Preferred – CUSIP 609720305

Shown as Dollars ($)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)
3/15/16	$0.492188	$0.444044	$0.048144	$0.000000	$0.000000
6/15/16	$0.492188	$0.477286	$0.014902	$0.000000	$0.000000
9/15/16	$0.492187	$0.314765	$0.177422	$0.000000	$0.000000
12/15/16	$0.492188	$0.464425	$0.027763	$0.000000	$0.000000
TOTAL	$1.968751	$1.700520	$0.268231	$0.000000	$0.000000

Shown as a Percentage (%)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)
3/15/16	$0.492188	90.218372%	9.781628%	0%	0%
6/15/16	$0.492188	96.972295%	3.027705%	0%	0%
9/15/16	$0.492187	63.952280%	36.047720%	0%	0%
12/15/16	$0.492188	94.359269%	5.640731%	0%	0%
TOTAL	$1.968751	86.375562%	13.624438%	0%	0%

6.125% Series C Cumulative Redeemable Preferred - CUSIP 609720404

Shown as Dollars ($)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)
3/15/16	—	—	$0.000000	$0.000000	$0.000000
6/15/16	—	—	$0.000000	$0.000000	$0.000000
9/15/16	—	—	$0.000000	$0.000000	$0.000000
12/15/16	$0.331771	$0.313057	$0.018714	$0.000000	$0.000000
TOTAL	$0.331771	$0.313057	$0.018714	$0.000000	$0.000000

Shown as a Percentage (%)
Payment Date	Distributions Paid Per Share	Non-Qualifying Ord. Income (1a)	Total Long-Term Capital Gain (2a)	Unrecap Sec 1250 Gain (2b)	Return of Capital (3)
3/15/16	—	0%	0%	0%	0%
6/15/16	—	0%	0%	0%	0%
9/15/16	—	0%	0%	0%	0%
12/15/16	$0.331771	94.359362%	5.640638%	0%	0%
TOTAL	$0.331771	94.359362%	5.640638%	0%	0%

DIVIDEND REINVESTMENT PLAN DISCOUNTS - Common – CUSIP 609720107

Discount Date	Fair Market Value ($)	Discount Price ($)	Discount on D/R ($)
1/15/2016	9.815	9.580	0.235
2/16/2016	10.595	10.070	0.525
3/15/2016	11.070	10.560	0.510
4/15/2016	11.665	11.100	0.565
5/16/2016	11.935	11.340	0.595
6/15/2016	12.755	12.160	0.595
7/16/2016	13.365	12.780	0.585
8/15/2016	13.750	13.140	0.610
9/15/2016	13.705	13.180	0.525
10/17/2016	13.375	12.710	0.665
11/15/2016	13.270	12.620	0.650
12/15/2016	13.945	13.440	0.505

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the U.S. The Company specializes in single-tenant, net-leased industrial properties, subject to long-term leases, primarily to investment grade tenants. Monmouth Real Estate is a fully-integrated and self-managed real estate company, whose property portfolio consists of 100 properties containing a total of approximately 16.6 million rentable square feet, geographically diversified across 30 states. In addition, the Company owns a portfolio of REIT securities.

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